UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 22, 2019

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

Effective April 22, 2019, Huibert Verhoeven has resigned his position as Senior Vice President and General Manager, Internet of Things Division, of Synaptics Incorporated (“Synaptics”).

Under the Synaptics Incorporated Severance Policy for Principal Executive Officers (which has previously been filed with the Securities and Exchange Commission), provided Mr. Verhoeven enters into a separation agreement and release with Synaptics under which Mr. Verhoeven will release all claims he may have against Synaptics, Mr. Verhoeven will receive: (i) a cash payment equal to six months of Mr. Verhoeven’s annual base salary, or $185,000, payable in installments over six months on regular payroll dates; (ii) 50% of Mr. Verhoeven’s targeted bonus for fiscal year 2019, or $138,750 payable in installments over six months on regular payroll dates; and (iii) six months of COBRA continuation coverage under Synaptics’ health insurance benefit plan. All unvested options and restricted stock units held by Mr. Verhoeven as of April 22, 2019, shall cease to vest.

Saleel Awsare, Synaptics current Senior Vice President, Corporate Marketing and Investor Relations, will be appointed as the General Manager of the Internet of Things Division effective as of April 22, 2019, and will be appointed a member of Synaptics’ Executive Leadership Committee. Mr. Awsare was formerly President of Conexant Systems Inc., which Synaptics acquired in July 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: April 22, 2019	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary